EXHIBIT 99.1

MedicalCV, Inc. Receives Three Additional Notices of Allowance on Patent Applications for Laser-Based Surgical Ablation Technology Platform

MINNEAPOLIS—(BUSINESS WIRE)—May 22, 2007—MedicalCV, Inc. (OTCBB:MCVI), www.medcvinc.com, announced that the United States Patent and Trademark Office (“USPTO”) has issued three additional Notices of Allowance to MedicalCV on patent applications pertaining to various aspects of MedicalCV’s proprietary laser-based surgical ablation technology. MedicalCV currently markets both the ATRILAZE(TM) and SOLAR(TM) Surgical Ablation Systems.

“These recent notices represent important additions to our strong patent portfolio of laser-based surgical ablation systems,” said Adam L. Berman, MedicalCV’s Vice President of Research and Development. “Moving forward, we will continue to focus on applying novel, flexible, fiber-optic technologies to medicine.”

“These Notices of Allowance not only serve as an additional validation source for our technology but further demonstrate our commitment to protecting our intellectual property as well,” said Marc P. Flores, President and CEO of MedicalCV. “As we go to market, we are confident that these Notices of Allowance place the company in a position of strength as we continue to build shareholder value.”

Both the SOLAR(TM) and ATRILAZE(TM) Surgical Ablation Systems were developed from MedicalCV’s laser-based technology with the intent to provide surgeons a versatile ablation platform for the creation of lesions in soft and cardiac tissue. The SOLAR(TM) System recently received 510(K) Clearance from the FDA for soft tissue ablation and the ATRILAZE(TM) System has obtained 3 separate 510(K) Clearances for ablation or coagulation of soft tissue, including cardiac tissue. However, the treatment indication for cardiac arrhythmias is specifically excluded for both systems at this time. To date, the company’s surgical ablation systems have been used in numerous institutions around the country including Baylor University Medical Center, Northwestern University Medical Center, University of Michigan Medical Center, Baptist Medical Center in San Antonio, Texas, Scottsdale Healthcare - Osborn in Arizona, Banner Good Samaritan Medical Center in Phoenix, and Banner Baywood Heart Hospital in Mesa, Arizona.

About MedicalCV, Inc.

MedicalCV, Inc. is a medical device company that develops, manufactures and sells surgical ablation systems that utilize a laser energy technology platform to create precise lesions, or scars, in soft and cardiac tissue. The Company’s core technologies are the SOLAR(TM) and ATRILAZE(TM) Surgical Ablation Systems for use in soft tissue ablation procedures. The Company’s common stock is traded on the OTC Bulletin Board under the symbol “MCVI.”

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release refer to the Company’s expectations regarding the development and commercialization of its SOLAR(TM) Surgical Ablation System. These forward-looking statements reflect management’s expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the Company’s ability to acquire qualified capital equipment and to manufacture the disposable components of our System in sufficient quantities to support our initial clinical sites; our ability to generate appropriate clinical data to increase physician acceptance of our product versus competitive products for which they may have more data; current clearance on the SOLAR(TM) Surgical Ablation System may not be sufficient to encourage widespread usage of our product. For more detailed information about these risks and uncertainties, please review the Cautionary Statement set forth in the Company’s Quarterly Report on Form 10-QSB, as filed with the Securities and Exchange Commission on March 15, 2007.

These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or uncertainties after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information on MedicalCV, Inc., please visit www.medcvinc.com.

CONTACT: MedicalCV, Inc.
Marc P. Flores, 651-452-3000
President and Chief Executive Officer
or
Eapen Chacko, 651-452-3000
Vice President, Finance and CFO

SOURCE: MedicalCV, Inc.